UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2012

Yinfu Gold Corporation

(Exact Name of Registrant as Specified in Charter)

Wyoming	333-152242	20-8531222
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

Room 2611, Langham Place Office Tower, 8 Argyle St., Mongkok, Kowloon, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

852 2251 1695

Registrant’s telephone number, including area code

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Entry into a Material Definitive Agreement

On September 12, 2012, the Board of Directors of Yinfu Gold Corporation (the Company”) through its wholly-owned Hong Kong subsidiary, Element Resources International Ltd., entered into a definitive agreement to provide technical and management services for the Niutoushan Copper Ore mine and Monk Bridge Copper-gold Ore mine of Zongyang County, Anhui Province, China.

The Niutoushan Copper Ore mine and Monk Bridge Copper-gold mine, are operating mines located in Anhui Province consisting of 1.84 square kilometers and 0.7316 square kilometers respectively. Niutoushan is producing copper and silver ore and Monk Bridge produces copper and gold ore.

Pursuant to the agreement, the Company will derive 35% of the monthly net profit from the mine production for 3 years. The Company also has the right to acquire the entire interest in the mine for RMB 330 million (US$52.21 million)

Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description

10.23	Mine Exploitation Services Cooperation Agreement between Element Resources International Ltd., a wholly-owned Hong Kong subsidiary of Yinfu Gold Corporation and Anqing Wanyu Mining Ltd., dated September 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 12, 2012

YINFU GOLD CORPORATION

/s/ Tsap Wai Ping
Tsap Wai Ping
President, Chief Executive Officer, Director